UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 25, 2005

HUDSON VALLEY HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

New York ______________________________ (State or Other Jurisdiction of Incorporation)	0-30525 _______________________________ (Commission File Number)	13-3148745 ____________________________ (I.R.S. Employer Identification Number)

21 Scarsdale Road, Yonkers, New York  10707

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (914) 961-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events

        In the course of its most recent consumer compliance and CRA examination by the Federal Deposit Insurance Corporation, the Company’s banking subsidiary, Hudson Valley Bank, was informally advised of several potential deficiencies in its consumer compliance program. Neither a final or draft examination report has been issued by the FDIC to the Bank and the Bank has not been advised of what conclusions the FDIC will reach or what action, if any, the FDIC will take with regard to these issues. However, based upon informal communications from the FDIC, the Bank recently withdrew one pending branch application and has delayed filing another branch application. In addition the Bank may delay filing its application for the pending acquisition of New York National Bank. The Bank expects to file all these applications when the report of its current consumer compliance and CRA examination are further along. The Company takes any regulatory deficiencies quite seriously and the Bank has advised the FDIC that it is currently focusing on correcting the potential deficiencies with, among other things, additional resources. While the Bank has committed to put in place procedures and staffing which it believes will avoid these deficiencies in the future and believes that the deficiencies do not amount to substantial failures in regulatory compliance, the Company can provide no assurances that the FDIC examination will not result in findings or actions that may cause the Bank to be unable to obtain approval for the new branches or the pending acquisition of New York National Bank.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2005	HUDSON VALLEY HOLDING CORP. By: /s/ Stephen R. Brown —————————————— Name: Stephen R. Brown Title: Senior Executive Vice President, Chief Financial Officer and Treasurer